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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
UNIVISION COMMUNICATIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

Dear Stockholders:

        We cordially invite you to attend our Annual Meeting of Stockholders at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California on Wednesday, May 11, 2005, at 10:00 a.m. local time.

        At the meeting, we will ask you to: (1) elect Class A/P Directors, each for a term of one year, (2) ratify the appointment of Ernst & Young LLP as our independent auditors for 2005, and (3) consider a stockholder proposal. We will also be available to answer your questions. The attached proxy statement contains information about these matters.

        We would like you to attend. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date and return the enclosed proxy card that will indicate your vote. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

        We look forward to seeing you on May 11, 2005.

Sincerely,
A. Jerrold Perenchio Chairman of the Board

March 15, 2005

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 11, 2005

        The annual meeting of stockholders of Univision Communications Inc. will be held on Wednesday, May 11, 2005, at 10:00 a.m. local time at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California in order to:

  (1)
  Elect Class A/P Directors (who will be elected by the holders of the Class A Common Stock and Class P Common Stock only);

  (2)
  Ratify the appointment of Ernst & Young LLP as our independent auditors for 2005;

  (3)
  Vote on a stockholder proposal; and

  (4)
  Transact such other business that may properly come before the meeting.

        In addition, the holders of the Class T Common Stock will elect one Class T Director and one Class T Alternate Director, and the holders of the Class V Common Stock will elect one Class V Director and one Class V Alternate Director.

        Stockholders of record at the close of business on March 14, 2005 are entitled to vote at the meeting and at any adjournment.

        Please sign, date and mail the proxy card promptly in the enclosed envelope so that your shares of stock may be represented and voted at the meeting.

By Order of the Board of Directors,
Robert V. Cahill Corporate Secretary
March 15, 2005

i

UNIVISION COMMUNICATIONS INC.
1999 Avenue of the Stars, Suite 3050
Los Angeles, California 90067

PROXY STATEMENT

GENERAL

        Our Board of Directors is furnishing this proxy statement to our stockholders in connection with the solicitation of proxies for use at our Annual Meeting of Stockholders to be held on Wednesday, May 11, 2005, at 10:00 a.m. local time and at any adjournment. The meeting will be held at the Hotel Bel-Air, Garden Room, 701 Stone Canyon Road, Los Angeles, California.

        Stockholders of record at the close of business on March 14, 2005 are entitled to notice of, and to vote at, the meeting. On March 14, 2005 the outstanding voting securities consisted of:

        255,208,305 shares of Class A Common Stock,

        36,962,390 shares of Class P Common Stock,

        13,593,034 shares of Class T Common Stock, and

        17,837,164 shares of Class V Common Stock.

        We will vote the shares represented by a properly signed proxy that we receive before or at the meeting in accordance with the specifications made on the proxy. Except as otherwise provided below under "Counting of Votes," proxies that we receive with no specification will be voted: (1) for election of the nominees for Class A/P Director named below; (2) for ratification of the appointment of Ernst & Young LLP as our independent auditors for 2005; (3) against the stockholder proposal; and (4) according to the best judgment of the proxyholder in regard to any other matter that properly comes before the meeting.

        Any stockholder may revoke his or her proxy at any time before it is voted at the meeting by giving written notice of such revocation to the Corporate Secretary at our principal executive offices, located at 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067, telephone (310) 556-7676. A stockholder may also give notice by filing a properly executed proxy bearing a later date or by voting in person.

        Univision will pay the cost of this proxy solicitation. Brokers and nominees should forward soliciting materials to the beneficial owners of the Class A Common Stock held of record by such brokers and nominees. We will reimburse such persons for their reasonable forwarding expenses. In addition to the use of the mails, our directors, officers and regular employees may solicit proxies but will not be paid for their solicitation.

        This proxy statement, proxy card and Notice of Annual Meeting of Stockholders are being mailed to stockholders on or about March 15, 2005.

VOTING MATTERS

Voting Power

        The holders of the Class A Common Stock, Class T Common Stock and Class V Common Stock have one vote per share on all matters on which they are entitled to vote. The holders of the Class P Common Stock have 10 votes per share on all matters on which they are entitled to vote,1 meaning that, as of February 15, 2005, they had approximately 56% of the aggregate voting power of all classes of our common stock, assuming no exercise of options or warrants. Thus, the holders of Class P Common Stock will have sufficient votes to control each matter they vote on at the meeting.

Votes Required

        The seven nominees for director receiving the most votes cast by the holders (together, the "Class A/P Stockholders") of Class A Common Stock and Class P Common Stock (together, the "Class A/P Stock") will be elected as "Class A/P Directors." In addition, either by voting at the meeting or by written consent, the holders of the Class T Common Stock will elect one director and one alternate director (the "Class T Director" and "Class T Alternate Director") and the holders of the Class V Common Stock will elect one director and one alternate director (the "Class V Director" and "Class V Alternate Director").

        The affirmative vote of a majority of the voting interests of all shares of our common stock, voting as a single class, present in person or by proxy at the meeting and entitled to vote, is required to (a) ratify the appointment of Ernst & Young LLP as our independent auditors for 2005 and (b) adopt the stockholder proposal.

Quorum

        Holders of a majority of the voting interests of our Class A/P Stock, present in person or by proxy, will constitute a quorum for the holding of a meeting of the Class A/P Stockholders for the purpose of electing the Class A/P Directors. Holders of a majority of the voting interests of each of the Class T Common Stock and Class V Common Stock, as the case may be, present in person or by proxy, will constitute a quorum for the holding of a meeting of stockholders of such classes for the purpose of electing the director and alternate director for each such class. Holders of a majority of the voting interests of all shares of our common stock will constitute a quorum for the holding of a meeting to ratify the appointment of Ernst & Young LLP as our independent auditors for 2005 and to vote on the stockholder proposal. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Counting of Votes

        Our inspector of elections will count all votes cast in person, by proxy or by written consent at the meeting. Abstentions will be treated as votes cast against a proposal. If you hold your shares in "street name" through a broker or other nominee and do not provide specific voting instructions with respect to any matter, your broker or nominee will have discretionary authority to vote on routine matters, such as the ratification of Ernst & Young LLP and the stockholder proposal.

If A. Jerrold Perenchio is incapacitated (defined as Mr. Perenchio being subject to a conservatorship of his estate under applicable state law) at the time of the meeting or if Mr. Perenchio and any of his permitted transferees own less than 26,486,084 shares of Class P Common Stock (as adjusted for stock splits and similar events), the holders of the Class P Common Stock will have one vote per share.

PROPOSAL 1: ELECTION OF DIRECTORS

        All of the nominees for director and alternate director listed below are currently serving as a director and alternate director, respectively. If each nominee is elected and the Class T and Class V Directors are elected, we will have one vacancy on our Board. Each director and alternate director will serve until the next annual meeting of stockholders and until his successor is qualified and elected or until the earlier of his death, resignation or removal.

        An alternate director may act in the place of the director for whom he is an alternate if the director is absent from a Board meeting. While so acting, the alternate director has all of the rights, duties, privileges and powers of the director for whom he is acting as an alternate (including the right to vote at such meeting) and is counted in determining whether a quorum is present. Except when acting as an alternate, no alternate director is entitled to vote at a Board meeting and is not counted as a member of our Board in determining a quorum. At present, the Class A/P Directors do not intend to nominate any alternate Class A/P Director for election by the Class A/P Stockholders.

        Each nominee is willing to serve if elected, but if any Class A/P Director nominee becomes unable to serve, your proxies will be voted for the election of such other person or persons as the Class A/P Directors select.

Nominees for Election as Class A/P Directors

        The following seven individuals have been nominated for election to our Board to represent the Class A/P Stockholders:

  A. JERROLD PERENCHIO

  Director since 1992

        Mr. A. Jerrold Perenchio, age 74, has been Chairman of the Board and Chief Executive Officer of Univision since December 1992. From December 1992 through January 1997, he was also Univision's President. Mr. Perenchio has owned and been active in Chartwell Partners LLC (an investment firm that is active in the media and communications industry) since it was formed in 1983. A. Jerrold Perenchio is John G. Perenchio's father.

  ANTHONY CASSARA

  Director since 2005

        Mr. Cassara, age 61, has been with Chartwell Partners LLC, an affiliate of Mr. Perenchio, since August 2000. He is Executive Vice President. Before that, Mr. Cassara served as President of Paramount Stations Group from 1993 until June 2000.

  HAROLD GABA

  Director since 1996

        Mr. Gaba, age 59, has been President and CEO of Act III Communications Holdings, L.P. (a multi-media communications company with interests in broadcasting and recorded music) since August 1990, and Chairman of the Board of Concord Records since September 1999. From 1992 through 1997, he served as CEO and a director of Act III Theatres, Inc., and from 1992 through 1996 as CEO and a director of Act III Broadcasting, Inc.

  ALAN F. HORN

  Director since 1992

        Mr. Horn, age 62, has been President and Chief Operating Officer of Warner Bros. since October 1999. He was Chairman and Chief Executive Officer of Castle Rock Entertainment from January 1987 to October 1999. Before that, Mr. Horn was President and Chief Operating Officer of

20th Century Fox Film Corporation and prior to that, he was Chief Executive Officer of Embassy Communications.

  JOHN G. PERENCHIO

  Director since 1992

        Mr. Perenchio, age 49, is an owner and principal in the following businesses: Ultimatum Music, LLC (a record company); Fearless Records, LLC (a record company); Smartpunk, LLC (an internet retail music and merchandise website); and Ride Management, LLC (an entertainment personal management company). Mr. Perenchio also is, or has been, an executive of various entities that are A. Jerrold Perenchio's affiliates, some of which transact business with us or hold shares of our Class P Common Stock. John G. Perenchio is the son of A. Jerrold Perenchio.

  RAY RODRIGUEZ

  Director since 1996

        Mr. Rodriguez, age 54, has been President and Chief Operating Officer of the Company since February 2005. He was the President of the Univision Network from December 1992 through February 2005 and President of the TeleFutura Network and of the Galavisión Network from August 2001 through February 2005.

  McHENRY T. TICHENOR, JR.

  Director since 2003

        Mr. Tichenor, age 49, was President of Univision Radio from the completion of our acquisition of Hispanic Broadcasting Corporation on September 22, 2003 through December 31, 2004. Mr. Tichenor is currently a private investor. Mr. Tichenor was the Chairman of the Board, President, Chief Executive Officer and a director of Hispanic Broadcasting Corporation from February 1997 until its acquisition by Univision. From 1981 until February 1997, Mr. Tichenor was the President, Chief Executive Officer and a director of Tichenor Media System, Inc.

        The Board recommends a vote FOR the election as Class A/P Directors of the seven nominees listed above.

Nominees for Election as Class T Director and Class T Alternate Director

        The holders of Class T Common Stock are entitled to elect one Class T Director and one Class T Alternate Director at the meeting. The nominees for Class T Director and Class T Alternate Director are Emilio Azcárraga Jean and Alfonso de Angoitia, respectively. Information about these nominees is provided below. We are providing this information to Class A/P Stockholders for informational purposes only, as they are not entitled to vote for the Class T Director or Class T Alternate Director.

  EMILIO AZCÁRRAGA JEAN

  Director since 2002

        Mr. Azcárraga, age 37, has served as the President, Chief Executive Officer and Chairman of the Board of Directors of Televisa since March 1997. Mr. Azcárraga has been a member of the Board of Televisa since December 1990. In January 2002, he became a director of Univision and was elected as the Vice Chairman of the Board of Univision.

  ALFONSO DE ANGOITIA

  Class T Alternate Director since 1998

        Mr. de Angoitia, age 43, has been Executive Vice President since 1998 and as of December 2003, he has been a Member of the Executive Office of the Chairman of Televisa. He was Chief Financial

Officer from November 1999 to December 2003. He has also been a member of the Board of Directors of Televisa since April 1998. Since 1998, Mr. de Angoitia has been a member of the Executive Committee of Televisa. Mr. de Angoitia has also been a partner of Mijares, Angoitia, Cortes y Fuentes, S.C. (a law firm in Mexico), although he is currently on a leave of absence from such position.

Nominees for Election as Class V Director and Class V Alternate Director

        The holders of Class V Common Stock are entitled to elect one Class V Director and one Class V Alternate Director at the meeting. The nominees for Class V Director and Class V Alternate Director are Gustavo Cisneros and Alejandro Rivera, respectively. Information about these nominees is provided below. We are providing this information to Class A/P Stockholders for informational purposes only, as they are not entitled to vote for the Class V Director or Class V Alternate Director.

  GUSTAVO CISNEROS

  Director since 2003

        Mr. Cisneros, age 59, is Chairman and Chief Executive Officer of the Cisneros Group of Companies, a privately-held media, entertainment, technology and consumer products organization of affiliated entities. Since 1975, Mr. Cisneros has overseen the management and operations of the Cisneros Group of Companies. Mr. Cisneros is a director of America Online Latin America, Inc., Pueblo Xtra International, Inc. and Barrick Gold Corporation. Mr. Cisneros is a founding member of the international advisory board of the Council on Foreign Relations, a member of the chairman's international advisory council of The Americas Society, an advisory committee member of Harvard University's David Rockefeller Center for Latin American Studies, an advisory board member of Columbia University, a member of the board of overseers of Babson College and an advisor to Rockefeller University. Mr. Cisneros previously served as the Class V Director on our Board from 1996 until 2000.

  ALEJANDRO RIVERA

  Class V Alternate Director since 2003

        Mr. Rivera, age 61, has served in executive positions with companies in the Cisneros Group since 1976. Since May 1988, Mr. Rivera has been the Managing Director and Vice President of Venevision International LLC (formerly known as Venevision International, Inc.) and, since September 1996, has also been the Director and President of Venevision International Corporation. Mr. Rivera was the Class V Alternate Director from 1996 through 2000 and was the Class V Director from 2000 until December 2003.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Committees

        We have an Audit Committee and a Compensation Committee. Because the holders of Class P Common Stock control approximately 56% of the voting power of our common stock, Univision is a controlled company under New York Stock Exchange listing standards and thus not required to have an independent compensation committee, a majority of independent directors or a nominating committee. Each class of directors elected by Class A/P, Class T and Class V Stock, respectively, participate in the consideration of director nominees for their respective classes.

  Audit Committee

        Univision's Audit Committee, currently comprised of Messrs. Gaba and Horn, monitors the integrity of Univision's financial statements, as well as Univision's compliance with legal and regulatory requirements, engages the independent auditors, reviews with the independent auditors the plans and results of the audit engagement, reviews the independence of the independent auditors and pre-approves and considers the range of all audit and non-audit services. The Board believes that each Audit Committee member meets the independence requirements of SEC regulations and NYSE listing standards. In addition, the Board has determined that Mr. Gaba, the Chair of the Audit Committee, is qualified as an audit committee financial expert under SEC regulations and has accounting and related financial management expertise within the meaning of NYSE listing standards. Since Fernando Aguirre's resignation effective February 18, 2005, the Audit Committee has had a vacancy. We are actively looking for the third independent director to fill the vacancy as required by our Audit Committee charter and NYSE listing standards. The Audit Committee met seven times in 2004. See "Audit Committee Report." The Audit Committee charter is available on the Company's website at www.univision.net.

  Compensation Committee

        Univision's Compensation Committee, currently comprised of Messrs. Gaba and Horn, makes recommendations to the Board concerning compensation of our executive officers and administers the 1996 and 2004 Performance Award Plans and the Hispanic Broadcasting Corporation Long-Term Incentive Plan (the "HBC Plan") that Univision assumed as part of its acquisition of Hispanic Broadcasting Corporation (the "HBC Merger"). Mr. Horn is the Chair of the Compensation Committee. The Compensation Committee met six times in 2004. See "Compensation Committee Report on Executive Compensation." The Compensation Committee charter is available on the Company's website at www.univision.net.

Directors' Compensation

        Each non-employee director and alternate director who owns less than 5% of Univision's common stock and who is not affiliated with A. Jerrold Perenchio, Grupo Televisa, S.A. and its affiliates ("Televisa") or Corporacion Venezolana del Television, C.A. (VENEVISION) and its affiliates ("Venevision") is paid $50,000 for each year of service. In addition, each non-employee director who owns less than 5% of Univision's common stock and who is not affiliated with A. Jerrold Perenchio, Televisa or Venevision and each alternate director may be granted options to purchase our Class A Common Stock. In 2004, Alfonso de Angoitia declined his option grant.

Board of Directors Meetings

        The Board held four meetings in 2004. Each director as of the date of this proxy statement attended our annual stockholders meeting in Los Angeles in May 2004 and all directors (other than Mr. Cassara who joined the Board in 2005) attended more than 75% of the aggregate number of Board meetings and meetings of committees on which he served in 2004. Under our Corporate Governance Guidelines adopted in February 2004, which can be found on our website at www.univision.net, each director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties and to make every reasonable effort to attend each meeting of the Board and any committee of which the director is a member. Non-management directors shall also meet in executive sessions without management. The Chair of the Audit Committee shall act as the "Lead Director" to facilitate and lead these sessions.

Stockholder Proposals and Communication with the Board of Directors

        We must receive proposals of stockholders intended to be presented at the 2006 meeting of stockholders at our principal executive offices not later than November 15, 2005 for inclusion in our proxy statement and form of proxy relating to the meeting.

        Stockholders and other parties interested in communicating directly with any or all non-management directors and stockholders interested in recommending nominees to the Board, may do so by writing to Univision Communications Inc., 1999 Avenue of the Stars, Suite 3050, Los Angeles,

CA 90067. Our Corporate Governance Guidelines contain the process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary of the Company logs and forwards all such correspondence to the Chair of the Audit Committee. The Chair of the Audit Committee delivers a summary of such correspondence to the full Board, if he or she deems it appropriate, at the next regularly scheduled meeting of the Board. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence.

Code of Ethics

        The Company has a Code of Conduct, Ethical Standards and Business Practices, which applies to all employees, officers and directors of the Company, as well as a separate Code of Ethics for Senior Financial Officers, which applies to the Chairman and Chief Executive Officer, the Vice Chairman, the Chief Financial Officer, the Chief Accounting Officer (if such position is filled by someone other than the Chief Financial Officer) and any person who performs a similar function. Both the Code of Conduct, Ethical Standards and Business Practices and the Code of Ethics for Senior Financial Officers can be found on the Company's website at www.univision.net and the Company will disclose on its website when there have been waivers of, or amendments to, such codes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following is a brief summary of the material terms of certain agreements and arrangements between us and (1) each person who we know beneficially owns 5% or more of the outstanding shares of any class of Univision's voting securities and (2) each director and executive officer. All of the agreements have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2004. The information set forth below does not purport to be and is not a complete summary of all such agreements and arrangements.

Program License Agreements

        Our program license agreements (the "Program License Agreements") with each of Grupo Televisa S.A. and its affiliates ("Televisa") and affiliates of Corporacion Venezolana de Television, C.A. (VENEVISION) ("Venevision") extend until December 2017. Under these agreements, we have the exclusive right to air in the United States all Spanish-language programming (with certain exceptions) produced by or for Televisa and Venevision. Under the Program License Agreements, we pay 15% of Combined Net Time Sales (time sales from broadcasting, including barter, trade, and television subscription revenues, less advertising commissions, certain special event revenues, music license fees, outside affiliate compensation, time sales relating to advertising sold to Televisa or provided to Venevision, and taxes other than withholding taxes) for the Univision and Galavisión networks and affiliated owned-and-operated stations plus for Televisa, 3% of incremental sales over a base amount for 2002 and for Venevision, up to 3% of incremental sales over a base amount for 2002 if Venevision programs contribute 30% or more of Univision's and Galavisión's ratings. For the TeleFutura network and affiliated owned and operated stations, we pay Televisa 12% of TeleFutura net time sales (calculated in a manner similar to Combined Net Time Sales) less certain of TeleFutura's other programming costs, and we pay Venevision royalties based on the ratings delivered by the Venevision programs broadcast on TeleFutura. Under the agreements, the Company paid to Televisa and Venevision an aggregate net royalty of approximately $170,095,000 in 2004, $155,207,000 in 2003 and $130,802,000 in 2002. The obligations of their respective affiliates have been guaranteed by, in the case of Televisa, Grupo Televisa S.A. and, in the case of Venevision, Corporacion Venezolana de Television, C.A. (VENEVISION). Televisa and Venevision programming represented approximately 36% and 17%, respectively, of Univision Network's non-repeat broadcast hours in 2004. Televisa and Venevision programming represented approximately 23% and 7%, respectively, of TeleFutura Network's non-repeat broadcast hours in 2004.

        Pursuant to the Program License Agreements, Televisa and Venevision have the right to use, without charge, advertising time that we do not sell to advertisers or that we do not use. There are limitations on the ability of Televisa and Venevision to use such time for telemarketing products, and such time may be preempted to the extent sold to a paying advertiser. In addition, Venevision has the right to receive $5 million per year of free non-preemptable advertising, and Televisa has the right to purchase $5 million of non-preemptable advertising per year for its own use. Each of Televisa and Venevision may also purchase for its own use non-preemptable time at the lowest spot rate for the applicable time period. Further, the Company has the right to purchase $5 million per year in non-preemptable advertising from Televisa and the right to receive $5 million per year in non-preemptable advertising from Venevision. The Company accounts for this arrangement as a net barter transaction, with no effect on revenues, expenses, operating income or net income on an annual basis.

        The Company exercised its option in December 2004 to acquire for approximately $190,000,000 two television stations it operates in Puerto Rico. Before May 2005, we also have a right of first refusal to license Televisa and Venevision's programs in Puerto Rico (subject to preexisting commitments), and we will pay a program performance fee based on the ratings delivered by the licensed programs. After May 2005, our rights will be exclusive in a manner similar to the overall Program License Agreements (and we will also license its programs to the Puerto Rico stations and networks), and we will pay each of Televisa and the Company 12% of Puerto Rico net time sales (calculated in a manner similar to Combined Net Time Sales) and Venevision the greater of 6% of Puerto Rico net time sales or the amount of a program performance fee based on ratings produced by Venevision programs that the Puerto Rico stations broadcast (but not more than 12% of Puerto Rico net time sales).

        Additionally, when the Company acquires the Puerto Rico stations, it will be required to offer Televisa the right to acquire a 15% interest in those stations and an affiliate of Venevision the right to acquire a 10% interest in those stations. Such options will be exercisable at a price equal to the pro rata portion of the Company's purchase price for the stations (including costs) during a period of 90 days from the closing of the Company's acquisition of the stations.

International Program Rights Agreement

        We have granted Televisa and Venevision rights to exploit various programming produced by us or our subsidiaries for use on the Univision and Galavisión networks on a royalty-free basis. These rights cover all countries outside of the U.S. for programs produced before our initial public offering or that replace such programs ("Grandfathered Programs") and cover Mexico and Venezuela for all other programs. For Grandfathered Programs, the rights described above will revert back to us from Televisa or Venevision when the applicable Program License Agreement terminates. For other programs, Televisa or Venevision's rights revert back to us when that entity owns less than 30% of the Company securities that it owned on the date of our initial public offering (other than on account of a merger or similar transaction). We have also granted Televisa and Venevision certain rights for Mexico and Venezuela, respectively, to license programs produced by us or our subsidiaries for TeleFutura or other future networks that we may own.

Distribution Agreement—Venevision

        On March 28, 2003, the Company entered into an agreement with Venevision that grants Venevision the sole and exclusive right during the term to distribute Spanish language programs produced by Univision Network, TeleFutura Network and Galavision Network throughout the Venevision Territory. As compensation for its distribution services, Venevision paid the Company approximately 85% of gross receipts less certain expenses. Although the agreement expired on March 27, 2004, the Company and Venevision have agreed to extend the agreement on a monthly basis. The Company received $278,000 in 2004 in respect of the agreement.

Distribution Agreement—Televisa

        On September 1, 2003, the Company entered into an agreement with Televisa that grants Televisa the sole and exclusive right during the term to distribute Spanish language programs produced by Univision Network, TeleFutura Network and Galavision Network throughout the Televisa Territory. As compensation for its distribution services, Televisa will pay the Company approximately 85% of gross receipts less certain expenses. Although the agreement expired on August 31, 2004, the Company and Televisa have agreed to extend the contract on a monthly basis. The Company received no payment in 2004 related to this agreement.

Televisa Soccer Agreement

        In December 2001, the Company entered into an agreement with Televisa to purchase the rights to broadcast Mexican league soccer. The Company agreed to pay Televisa an amount equal to a percentage of the aggregate costs incurred by Televisa to purchase the exclusive worldwide television rights to broadcast certain Mexican first division professional soccer matches. In 2004, Televisa and the Company amended and extended the terms of the original agreement until December 18, 2007. In 2004, the Company incurred costs of $16,464,000 in respect of the agreement.

Programming Agreement

        In December 2003, the Company agreed with Paloma Productions LLC to license a novela entitled "Te Amare en Silencio." The novela was comprised of 100 episodes and began airing in December 2003. The license period ended in 2004. The license payment for the novela was based on ratings in "Hispanic Households" (those with a head of household who is of Hispanic descent or origin, regardless of the language spoken in the household). The Company paid $1,640,000 to Paloma Productions LLC, an affiliate of Mr. Perenchio, in 2004.

Participation Agreement

        Pursuant to a participation agreement (the "Participation Agreement"), Mr. Perenchio, Televisa and Venevision have agreed that none of them will enter into certain transactions involving Spanish-language television broadcasting or a Spanish-language television network in the U.S. without first offering the Company the opportunity to acquire a 50% economic interest. The Participation Agreement provides that if the Company elects to participate in any of these transactions, the offeror will have substantial control over management of such transaction.

Warrants

        In connection with Mr. Perenchio, Televisa and Venevision's December 1992 acquisition of our predecessors, Televisa and Venevision were issued warrants to purchase Common Stock, of which Televisa and Venevision retain 2,000 and 27,437,700, respectively. Also, in December 2001, the Company issued additional warrants to purchase 9,000,000 shares of Common Stock to Televisa and 2,800,000 million shares of Common Stock to Venevision. The 1992 warrants are exercisable for Class T and Class V Common Stock at an exercise price of $0.032195 per share. The 2001 warrants are exercisable for 6,274,864 and 74,864 shares of Class A Common Stock for Televisa and Venevision, respectively, and 2,725,136 shares of Class T and Class V Common Stock for Televisa and Venevision, respectively. The exercise price for the 2001 warrants is $38.261 per share. At the option of Televisa or Venevision, as the case may be, or if the warrants are not held by Televisa or Venevision or their permitted transferees at the time of exercise, the Class T and Class V Warrants are exercisable for Class A Common Stock.

        In April 2002, Univision also issued an additional warrant to purchase 100,000 shares of Class A Common Stock to Televisa, at an exercise price of $38.261 per share, in connection with the acquisition of Fonovisa Music Group ("Fonovisa").

        No warrant discussed above is exercisable unless it is lawful for the holder to own the number of shares issuable as a result of such exercise, and such exercise would not violate the Communications Act of 1934, as amended. Subject to applicable securities laws, the warrants are freely transferable. If all warrants discussed above were fully exercised and all voting securities were converted to Class A Common Stock (not including options), Venevision would own approximately 13% of our Common Stock and Televisa would own approximately 11% of our Common Stock. The Company accounted for the warrants, other than the 100,000 warrants issued in connection with the Fonovisa acquisition, issued to Televisa and Venevision within stockholders' equity.

Registration Rights Agreement

        We have a registration rights agreement with Mr. Perenchio, Televisa and Venevision, pursuant to which we have agreed to file registration statements covering our securities owned by them. As of February 18, 2004, Mr. Perenchio had the right to demand three registration statements, Venevision had the right to demand two and Televisa had the right to demand one. In addition, we gave these stockholders various piggyback registration rights. In general, we will pay all fees, costs and expenses of any such registration statements.

        We also have a registration rights agreement with Mr. McHenry T. Tichenor Jr., one of our Directors, and some of his family members, pursuant to which we have agreed to file registration statements covering the sale of our Class A Common Stock they hold in an underwritten offering. As of February 18, 2005, the Tichenor family members had the right to demand two registration statements. The agreement also provides the Tichenor family members with various piggyback registration rights. All of these rights are subject to customary terms, conditions, procedures and restrictions.

Voting Agreement

        Messrs. Perenchio and Tichenor are parties to a voting agreement whereby Mr. Perenchio has agreed to nominate and then vote to elect to the Board as Class A/P Directors both Mr. Tichenor and another individual independent of Univision, subject to Mr. Perenchio's reasonable approval. In accordance with the terms of the agreement, Mr. Perenchio also agreed to vote against any transaction in which the stock rights, or the per share consideration, to be received by the Univision Class P common stockholders would differ from those to be received by the Univision Class A common stockholders, unless approved by the holders of a majority of the outstanding shares of Univision Class A Common Stock other than shares held by Mr. Perenchio and his affiliates.

        If Mr. Tichenor is incapacitated or ceases to be a Class A/P Director, the resulting vacancy would be filled according to Univision's Certificate of Incorporation. If Mr. Tichenor's other designee is incapacitated or ceases to be a Class A/P Director, Mr. Tichenor (or, if Mr. Tichenor is incapacitated, then other members of the Tichenor family) may again designate someone independent of Univision to fill the resulting vacancy, subject to Mr. Perenchio's reasonable approval.

        Mr. Perenchio's obligation to vote for Mr. Tichenor and Mr. Tichenor's other designee terminates when Mr. Tichenor and members of the Tichenor family cease to own at least 60% of their originally issued Univision shares. The voting agreement also terminates upon the earliest to occur of the conversion of all Univision Class P Common Stock, the incapacitation of Mr. Perenchio, the date that Mr. Perenchio and Mr. Tichenor agree to terminate the voting agreement, the death of Mr. Tichenor, or September 23, 2008.

Reimbursement Arrangements

        In 2004 the Company reimbursed Chartwell Services, Inc., and in prior years also reimbursed Chartwell Services New York, Inc., and Chartwell Partners LLC, all affiliates of Mr. Perenchio (collectively, "Chartwell"), for compensation and other related expenses of certain Chartwell employees who devote time to Company activities pursuant to agreements entered into between the Company and Chartwell. For 2004, the Company agreed to reimburse Chartwell approximately $173,118 and $269,225 for one-half of the salary, benefits and payroll taxes relating to Robert Cahill (our Vice Chairman and Corporate Secretary) and Anthony Cassara (one of our directors), respectively, through June 30, 2004. For 2004, the Company also agreed to reimburse Chartwell approximately $337,332, for varying portions of the salary, benefits and payroll taxes of other employees. Effective July 1, 2004, the Company ceased compensating Mr. Cassara under the reimbursement agreement. Also effective July 1, 2004, the Company began compensating Mr. Cahill directly. Thus, Messrs. Cahill and Cassara are no longer subject to the reimbursement agreement. Also, for 2004, the Company agreed to reimburse Chartwell approximately $497,882 for business expenses and other costs. Pursuant to an agreement between the Company and Chartwell Services, Inc., Chartwell Services, Inc. will continue providing the services subject to such agreement through December 2005, subject to automatic one-year extensions.

Pay Television Venture

        In April 2003, the Company entered into a limited liability company agreement with Televisa Pay-TV Venture, Inc. to form a 50/50 joint venture called Spanish Subscription Television LLC, now called TuTV LLC. The joint venture was formed to broadcast Televisa's pay television channels, other than general entertainment channels or novelas, in the United States. The service consists of five channels. In May 2003, TuTV entered into a five-year distribution agreement with EchoStar Communications Corporation for three of the channels. The joint venture is jointly controlled by Televisa and the Company with each agreeing to fund up to a maximum of $20,000,000 over the first three years of the venture. During 2004 and 2003, the Company and Televisa each funded the joint venture $1,000,000 and $2,500,000, respectively.

Co-production Agreement

        In December 2003, the Company and Televisa entered into an agreement whereby Televisa would produce the show "100 Mexicanos Dijeron" and the Company would pay Televisa approximately half of the costs per episode. Under the terms of the agreement, the Company made payments of $5,019,000 in 2004 to Televisa in connection with the production of the show.

Fonovisa Music Group

        In April 2002, we consummated the acquisition of Fonovisa from Televisa for 6,000,000 shares of our Class A Common Stock and a warrant to purchase 100,000 shares of our Class A Common Stock (having an exercise price of $38.261 per share). Fonovisa has become a part of our Univision Music Group. The purchase agreement for the acquisition included certain working capital adjustments. In August 2004, the Company and Televisa finalized working capital adjustments related to the Company's Fonovisa acquisition completed in April 2002. The Company received approximately $16,500,000, which has been accounted for as an adjustment to the Fonovisa purchase price resulting in a reduction to goodwill and minor adjustments to certain current assets and liabilities.

        In connection with our acquisition of Fonovisa, we have the right to receive $5,000,000 of preemptable advertising from Televisa in Mexico during each of the first three years after the April 2002 closing of such acquisition for the promotion of our music business and its affiliates.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership Table

        The following table sets forth certain information regarding beneficial ownership of Univision's voting securities as of February 15, 2005 by (1) each person who we know beneficially owns 5% or more of the outstanding shares of any class of Univision's voting securities, (2) each director and nominee and the Named Executive Officers (as defined in "Summary Table of Executive Compensation"), and (3) all directors and alternate directors and the Named Executive Officers as a group. Except as indicated in the footnotes to the table, each person named in the table has sole voting and investment power with respect to all shares of securities shown as beneficially owned by them, subject to community property laws where applicable.

        Please see the footnotes below for the disclosure required by the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), for each of the parties listed below. Because the Class P, Class T and Class V Common Stock can be converted to Class A Common Stock at any time, we are presenting the information below based on such conversions. We obtained the information presented below for stockholders other than officers, directors and nominees from Schedule 13Gs and amendments thereto, which reflect beneficial ownership as of December 31, 2004.

Name and Address(a)	Title of Class of Common Stock	Number of Shares of Class A Common Stock Beneficially Owned (b)(c)		Percent of Class A Common Stock Beneficially Owned (c)	Percent of Class A Common Stock Beneficially Owned Assuming Warrants are Exercised (d)
A. Jerrold Perenchio	Class A and Class P	37,087,384	(e)(n)	11.5%	10.2%
Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210, Mexico, DF	Class A and Class T	30,187,534	(f)	9.3%	10.8%
Venevision c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class A and Class V	17,837,164	(f)(g)	5.5%	13.3%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	Class A	22,926,039	(h)	7.1%	6.3%
Goldman Sachs Asset Management 32 Old Slip New York, New York 10005	Class A	30,740,079	(i)	9.5%	8.5%
Janus Capital Management LLC 100 Fillmore Street Denver, Colorado 80206-4923	Class A	15,611,928	(j)	4.8%	4.3%
Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	Class A	12,604,899	(k)	3.9%	3.5%
Prudential Financial, Inc. 751 Broad Street Newark, New Jersey 07102-3777	Class A	13,218,100	(l)	4.1%	3.7%

Jeffrey T. Hinson	Class A	575,293	(m)	*	*
Robert V. Cahill	Class A	1,393,000	(m)(n)	*	*
Anthony B. Cassara	Class A	43,750	(m)	*	*
Harold Gaba	Class A	362,250	(m)	*	*
Andrew W. Hobson	Class A	1,278,708	(m)	*	*
Alan F. Horn	Class A	396,250	(m)	*	*
C. Douglas Kranwinkle	Class A	317,500	(m)	*	*
John G. Perenchio	Class A	468,000	(n)	*	*
Ray Rodriguez	Class A	1,175,700	(m)	*	*
McHenry T. Tichenor, Jr.	Class A	2,768,704	(m)	*	*
Gustavo Cisneros	Class A and Class V	17,837,164	(f)(g)	5.5%	13.3%
Alejandro Rivera c/o Finser Corporation 550 Biltmore Way, Suite 900 Coral Gables, Florida 33134	Class A	246,250	(m)	*	*
Emilio Azcárraga Jean c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210 Mexico, DF	Class A and Class T	30,206,284	(f)(m)(o)	9.3%	10.8%
Alfonso de Angoitia c/o Grupo Televisa Av. Vasco de Quiroga No. 2000, Edificio A, Piso 4 Colonia Santa Fe 01210 Mexico, DF	Class A and Class T	30,187,534	(f)(p)	9.3%	10.8%
All directors and executive officers as a group (15 persons)	Class A, Class P, Class T and Class V	93,020,237	(f)(q)	28.3%	36.0%

  (a)
  Unless otherwise indicated, the address of each executive officer, director and nominee is 1999 Avenue of the Stars, Suite 3050, Los Angeles, California 90067.

  (b)
  Each of A. Jerrold Perenchio and his affiliates, Televisa and Venevision beneficially owns 100% of their respective classes.

  (c)
  Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. Excludes the shares issuable upon exercise of the 39,339,700 warrants that are outstanding (see footnote (f) below).

  (d)
  Assumes that the Class P, Class T and Class V Common Stock outstanding are converted into Class A Common Stock on a share for share basis since this may be done at any time in accordance with their respective terms. Assumes exercise of all warrants held by Televisa and Venevision; however, these warrants to purchase Class A, Class T or Class V Common Stock are subject to certain exercise restrictions as they may be exercised by the holder only if the aggregate shares owned by Televisa, Venevision and all non-U.S. aliens represent no more than 25% of the outstanding stock. See "Certain Relationships and Related Transactions—Warrants."

  (e)
  Such shares are owned by A. Jerrold Perenchio or his affiliates. Includes 885,740 shares of Class P Common Stock beneficially owned by Margaret Perenchio, Mr. Perenchio's wife. Mr. Perenchio has the sole power to vote such shares pursuant to a proxy, but Mrs. Perenchio has sole power to dispose of or direct the disposition of such shares. All but 124,994 shares owned directly or indirectly by Mr. Perenchio are shares of Class P Common Stock. Each share of Class P Common Stock is convertible at any time into a share of Class A Common Stock.

  (f)
  Excludes 9,102,000 shares of Class A Common Stock or Class T Common Stock and 30,237,700 shares of Class A Common Stock or Class V Common Stock issuable upon exercise of warrants held by Televisa and Venevision, respectively.

  (g)
  A trust principally for the benefit of the family of Gustavo Cisneros and a trust principally for the benefit of the family of Ricardo Cisneros, or foundations or entities established primarily for the benefit of any one or more of the foregoing persons, each owns a 50% indirect beneficial ownership interest in the equity of Venevision, which owns these shares. These trusts have shared voting and dispositive powers over these shares. Gustavo Cisneros and Ricardo Cisneros disclaim beneficial ownership of such shares.

  (h)
  Based on a report on Schedule 13G/A dated February 14, 2005, FMR Corp. had sole voting power over 1,647,671 of such shares and sole dispositive power over all such shares. Based on such Schedule 13G/A, FMR Corp. owned 8.997% of the Class A Common Stock outstanding as of December 31, 2004.

  (i)
  Based on a report on Schedule 13G/A dated February 11, 2005, Goldman Sachs Asset Management, a separate business unit of The Goldman Sachs Group, Inc., had sole voting power over 30,740,079 of such shares and sole dispositive power over all such shares. Based on such Schedule 13G/A, Goldman Sachs Asset Management owned 12.0% of the Class A Common Stock outstanding as of December 31, 2004.

  (j)
  Based on a report on Schedule 13G/A dated February 14, 2005, Janus Capital Management LLC had sole voting and sole dispositive power over 15,304,708 of such shares and shared voting and shared dispositive power over 307,220 of such shares. Based on such Schedule 13G/A, Janus Capital Management LLC owned 6.1% of the Class A Common Stock outstanding as of December 31, 2004.

  (k)
  Based on a report on Schedule 13G dated February 11, 2005, Jennison Associates LLC, formerly Jennison Associates Capital Corp. ("Jennison"), had sole voting power over 11,951,799 of such shares and shared dispositive power over all such shares. Based on such Schedule 13G, Jennison owned 4.95% of the Class A Common Stock outstanding as of December 31, 2004. The Prudential Insurance Company of America ("Prudential") owns 100% of the equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the Class A Common Stock. Jennison does not file jointly with Prudential and, as such, shares of Class A Common Stock reported on Jennison's 13G may be included in the shares reported on the 13G that Prudential files (see footnote (l) below).

  (l)
  Based on a report on Schedule 13G/A dated February 14, 2005, Prudential Financial, Inc. had sole voting and sole dispositive power over 1,135,845 of such shares and shared voting and shared dispositive power over 12,082,255 of such shares. Based on such Schedule 13G/A, Prudential Financial, Inc. owned 5.1% of the Class A Common Stock outstanding as of December 31, 2004.

  (m)
  Includes, as applicable, the following employee or director stock options granted by Univision that are fully exercisable or will vest and become exercisable within 60 days of February 15, 2005: Mr. Azcárraga—18,750; Mr. Cahill—725,000; Mr. Cassara—43,750; Mr. Gaba—236,250; Mr. Hinson—325,400; Mr. Hobson—1,275,000; Mr. Horn—236,250; Mr. Kranwinkle—307,500; Mr. Rivera—246,250; Mr. Rodriguez—1,175,000; and Mr. Tichenor—390,850.

  (n)
  Class A Common Stock owned by Mr. A. Jerrold Perenchio includes 1,136,000 shares subject to fully exercisable employee stock options granted to Mr. Cahill and Mr. John G. Perenchio by one of Mr. A. Jerrold Perenchio's wholly-owned companies, which options were granted for services to that company. Mr. Cahill owns a fully exercisable employee stock option to purchase 668,000 shares of Class A Common Stock. Mr. John G. Perenchio owns a fully exercisable employee stock option to purchase 468,000 shares of Class A Common Stock.

  (o)
  These securities are held directly by Televisa or through subsidiaries thereof, as the case may be. Mr. Azcárraga is the Chairman, President and Chief Executive Officer of Televisa and, directly or indirectly, controls over 50% of the voting equity of Televisa. Televisa has sole voting and dispositive powers over such Univision securities. Mr. Azcárraga disclaims beneficial ownership of such Univision securities (and any securities into which such securities may be converted or for which they may be exchanged), except to the extent of his pecuniary interest therein.

  (p)
  These securities are held directly by Televisa or through subsidiaries thereof, as the case may be. Mr. de Angoitia is the Executive Vice President, Chief Financial Officer and a director of Televisa. Televisa has sole voting and dispositive powers over the Univision securities. Mr. de Angoitia disclaims beneficial ownership of such Univision securities (and any securities into which such securities may be converted or for which they may be exchanged), except to the extent of his pecuniary interest therein.

  (q)
  Includes only once the 30,187,534 shares that are held directly by Televisa or through subsidiaries thereof, as the case may be, although both Messrs. Azcárraga and de Angoitia are deemed to have (and disclaim) beneficial ownership thereof (see footnotes (o) and (p) above).

  *
  Represents less than one percent.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such forms we received, or written representations from certain reporting persons that no forms were required for those persons, we believe that during 2004 all filing requirements applicable to our officers and directors were met, except that Messr. Azcárraga Jean filed a late Form 4 for options granted in December 2004.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation*

        The Compensation Committee currently consists of Messrs. Gaba and Horn, both of whom are independent, non-employee, outside directors as defined by regulatory and tax rules.

Overview

        As set forth in its charter, the Compensation Committee's purpose is to:

  •
  consider matters relating to compensation and perquisites of the salaried employees and directors of Univision; and

  •
  approve and administer, including approving grants of options or other benefits under, Univision's compensation plans.

        The Compensation Committee's general philosophy is that bonus and equity compensation should fluctuate with the Company's success in achieving financial and other goals, and that Univision should continue to use long-term compensation such as stock options and restricted stock to align stockholder and executives' interests. The Compensation Committee and Univision's Chairman believe in reserving significant amounts for results-based incentive compensation and thus setting fixed-amount base salaries near the median of peer companies.

        The Company retains an outside executive compensation consultant that provides no other services to the Company to provide general compensation expertise, explore alternative incentive programs, and analyze comparative compensation information for the Compensation Committee. The Committee reviewed the consultant's survey of peer company compensation levels in establishing the Company's executive compensation. The primary peer group consisted of 12 media and information companies with similar market capitalization.

Executive Officer Compensation

  Chief Executive Officer Compensation

        Mr. Perenchio, Univision's Chairman and Chief Executive Officer, serves without salary, bonus or equity-based compensation. As a significant stockholder and holder of majority voting power, Mr. Perenchio remains highly motivated to increase Univision's stockholder value and to incentivize management to do the same.

  Compensation for Other Executives

        The Compensation Committee approved the 2004 compensation levels of Univision's other executive officers after considering the compensation philosophy expressed above and consultation with Mr. Perenchio.

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

  Base Salary

        The base compensation set forth in employment agreements of Messrs. Kranwinkle and Rodriguez were determined in prior years and such agreements were extended in January 2004 on the same terms from 2005 to 2007 after consultation with the Committee. Mr. Perenchio, in consultation with the Compensation Committee, determined the employment terms of each of Mr. Hinson, who was promoted to Chief Financial Officer in March 2004, and Mr. Hobson, who was promoted to Senior Executive Vice President and Chief Strategic Officer in July 2004. In approving the executives' promotions and accompanying salary increases, our Chairman and the Committee took into account, among other things, the greater responsibility of their new positions, the peer group comparisons described above, and the executives' individual experiences. As of December 31, 2004, Mr. Tichenor resigned his position as President but continues to serve as a director and consultant to the Company and continues to receive his base salary under his employment agreement through 2006. See "Employment Agreements and Arrangements." Until July 1, 2004, Univision reimbursed 50% of Mr. Cahill's salary for his services to Univision provided through Chartwell Services, Inc., another company wholly owned by Mr. Perenchio. The full Univision Board approved transfer as of July 1, 2004 of Mr. Cahill to the Univision payroll.

  Bonus Compensation

        The Compensation Committee, based upon management's recommendation and in accordance with the compensation philosophy outlined above, approved cash bonuses for 2004 for the Named Executive Officers. Before approving the bonuses, the Compensation Committee spent considerable time with the Company's outside consultant reviewing the consultant's peer group study. According to the study, the Company's executive compensation is in line with average executive compensation among peer companies. Approximately forty percent of each cash bonus award was determined using an earnings before interest, taxes, depreciation and amortization performance goal set at the beginning of 2004. The other approximately sixty percent of each cash bonus was subjective. In considering the subjective portion of the bonuses, the Committee took into account the employee's responsibilities, his or her performance during the prior year, and other factors such as profitability, market share, industry position and outstanding achievements.

  Equity-Based Compensation

        The Compensation Committee believes in linking long-term incentives to an increase in stock value. Accordingly, it awards stock options under the 2004 Plan with an exercise price equal to the fair market value of the underlying stock on the date of grant that vest and become exercisable over time. The Compensation Committee believes that these options encourage employees to continue to use their best professional skills and to remain in Univision's employ. Options granted by Univision under the 2004 Plan generally vest and become exercisable in annual 25% increments over a four-year period after grant.

        When considering the grant of stock options, the Compensation Committee considers the optionee's responsibilities, his or her performance during the prior year, his or her expected future contribution to Univision's performance, competitive data on grant values at comparable companies, and the recommendation of Mr. Perenchio and other senior executives. In 2004, the Compensation Committee granted 5.1 million options to all employees, with 15.8% of such amount being granted to Named Executive Officers.

The Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility by Univision of cash compensation in excess of $1 million paid to the Chief Executive Officer and the four highest compensated executive officers during any taxable year, unless such compensation meets certain requirements. All base salaries and the formula portion of the bonuses should be deductible. The subjective portions of the cash bonuses paid to executive officers for 2004, other than approximately $469,000, were within the $1 million Section 162(m) threshold and should, therefore, also be deductible by Univision. The Compensation Committee will continue to consider deductibility to the extent an award is non-deductible.

        Stock options under Univision's existing plans, as well as the formulaic portion of the cash bonus, are intended to comply with the rules under Section 162(m) for treatment as performance-based compensation. Therefore, Univision should be allowed to deduct compensation related to options granted under each of these plans and the formula portion of the cash bonuses.

The Compensation Committee
Alan F. Horn, Chair
Harold Gaba

SUMMARY TABLE OF EXECUTIVE COMPENSATION

        The following table shows the compensation we paid or accrued during 2002, 2003 and 2004 to each person who was one of our executive officers as of December 31, 2004 (collectively, the "Named Executive Officers").

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)(b)	Cash Bonuses ($)	Other Annual Compensation ($)	Options Granted (#)	All Other Compensation ($)
A. Jerrold Perenchio(a) Chairman of the Board and Chief Executive Officer	2004 2003 2002	None None None	None None None	None None None	None None None	None None None
Robert V. Cahill(c) Vice Chairman and Corporate Secretary	2004 2003 2002	650,000 600,000 570,000	600,000 600,000 150,000	None None None	150,000 100,000 75,000	None None None
Andrew W. Hobson Senior Executive Vice President and Chief Strategic Officer	2004 2003 2002	675,000 600,000 540,000	750,000 600,000 150,000	None None None	200,000 100,000 75,000	19,044 17,434 17,274	(d)(e) (d)(e) (d)(e)
C. Douglas Kranwinkle Executive Vice President and General Counsel	2004 2003 2002	600,000 600,000 540,000	600,000 600,000 200,000	None None None	150,000 100,000 100,000	35,760 35,610 35,610	(d)(e) (d)(e) (d)(e)
Ray Rodriguez(f) President of the Univision, TeleFutura and Galavisión Networks	2004 2003 2002	800,000 800,000 720,000	800,000 800,000 150,000	None None None	200,000 100,000 100,000	34,241 26,037 26,540	(d)(e) (d)(e) (d)(e)
McHenry T. Tichenor, Jr.(g) President of Univision Radio	2004 2003	600,000 163,636	600,000 79,248	None None	100,000 200,000	6,150 None	(d)

(a)
Mr. Perenchio's services were provided pursuant to the informal arrangement described in "Employment Agreements and Arrangements." Mr. Perenchio was not compensated for his services in any employment capacity with Univision during the past five years.

(b)
The 2002 base salaries for Messrs. Hobson, Kranwinkle and Rodriguez reflect each of their agreements to reduce their respective 2002 base salaries by 10% for that year. Mr. Cahill's base salary in 2002 reflects a 10% reduction in that portion of his salary paid by an affiliate of Mr. Perenchio and reimbursed by the Company. See "Employment Agreements and Arrangements."

(c)
The services of Mr. Cahill in 2002, 2003 and the first six months of 2004 were provided by Mr. Perenchio pursuant to the informal arrangement among Mr. Perenchio, Televisa and Venevision described in "Employment Agreements and Arrangements."

(d)
Matching contribution pursuant to 401(k) Plan. See "401(k) Savings and Thrift Plan." Also, for Mr. Rodriguez, includes 2002 and 2004 deferred compensation interest income in excess of fair market value of $906 and $4,072, respectively.

(e)
Includes the Company's payment of annual life insurance premiums for Messrs. Hobson, Kranwinkle and Rodriguez under the company's executive life insurance program. For 2004, 2003 and 2002, the Company paid annual term life insurance premiums in the following amounts: $19,311, $19,311 and $19,311, respectively, for Mr. Kranwinkle, and $18,513, $14,531 and $14,128 for Mr. Rodriguez. For 2004, 2003 and 2002, the Company paid annual variable life insurance premiums for Mr. Hobson in the following amounts: $6,760, $5,300 and $5,140, respectively. The amounts in this column also include the Company's payment of annual premiums for long-term disability insurance coverage for Messrs. Hobson, Kranwinkle and Rodriguez. For 2004, 2003 and 2002, the Company paid annual disability insurance premiums in the following amounts: $6,134 each year for Mr. Hobson; $10,299 each year for Mr. Kranwinkle; and $5,506 each year for Mr. Rodriguez.

(f)
Mr. Rodriguez was promoted to President and Chief Operating Officer of Univision Communications, Inc. effective February 9, 2005.

(g)
Mr. Tichenor resigned as an executive officer effective December 31, 2004. Mr. Tichenor's 2003 compensation covers the period from the September 22, 2003 merger with Hispanic Broadcasting Corporation through December 31, 2003.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is also an employee or officer of Univision, was formerly an officer of Univision or any of its subsidiaries, or has a relationship with Univision requiring disclosure under "Certain Relationships and Related Transactions."

Employment Agreements and Arrangements

        Mr. Perenchio serves as Chairman of the Board and Chief Executive Officer without compensation.

        On December 31, 2004, Messrs. Cahill, Hobson, Kranwinkle and Rodriguez entered into amended employment agreements with us that extended the date of expiration of such agreements to December 31, 2007. Consequently, their base salaries under such agreements are as follows: for Cahill $650,000 in 2005 through 2007, for Kranwinkle $600,000 in 2005 through 2007 and for Mr. Rodriguez $800,000 in 2005 through 2007. Mr. Hobson's pay under such agreement was $600,000, but effective July 1, 2004, Mr. Hobson entered into another amended employment agreement under which his base pay was increased to $750,000 through 2006. This agreement was subsequently extended on December 31, 2004 to expire on December 31, 2007 for the annual salary of $750,000. In addition, based upon an annual review of each individual's performance and our results of operations and our prospects, we may grant bonuses to Messrs. Cahill, Hobson, Kranwinkle and Rodriguez. See "Compensation Committee Report on Executive Compensation."

        The employment agreements for Messrs. Cahill, Hobson, Kranwinkle and Rodriguez may be terminated for cause, upon death or disability or without cause. If terminated without cause, the employee will, subject to certain conditions regarding confidentiality, trade secrets and competitive activities, be entitled to receive his base salary for the remainder of his employment agreement.

        Pursuant to an informal arrangement among Mr. Perenchio, Televisa and Venevision, the services of Mr. Cahill were provided by Mr. Perenchio in 2002, 2003 and 2004. Mr. Perenchio paid Mr. Cahill a base salary of $570,000 in 2002 and the Company was charged $270,000. In addition, Mr. Perenchio paid Mr. Cahill a base salary of $600,000 in 2003 and $325,000 for the first six months of 2004 for services as a Univision executive officer and one-half was charged to Univision. We also paid to Mr. Cahill a bonus of $150,000 for 2002, a bonus of $600,000 for 2003 and a bonus of $600,000 for 2004.

        We entered into an employment agreement with Mr. Tichenor, effective upon completion of the HBC Merger on September 22, 2003, pursuant to which he served as the President of Univision Radio. The term of Mr. Tichenor's employment agreement was for three years. The agreement was terminable earlier, among other reasons, upon Mr. Tichenor's election for certain specified reasons. On December 31, 2004, Mr. Tichenor elected to resign as President. However, Mr. Tichenor remains as a consultant to the Company, for which he will continue to receive his annual base salary of $600,000 under the employment agreement through December 31, 2006. The agreement contains standard terms and conditions regarding ownership of works, confidentiality and non-solicitation of our customers and employees.

401(k) Savings and Thrift Plan

        We have a retirement savings plan covering all eligible employees who have completed one year of service. The 401(k) Plan allows each employee to defer up to 60% of the total eligible compensation that would otherwise be paid to the employee, which deferral in 2004 could not exceed $13,000 plus a $3,000 catch up contribution for employees who reached fifty years of age in 2004. Employee contributions are invested in selected mutual funds and a unitized fund of our Class A Common Stock according to the direction of the employee. The 401(k) Plan permits us each year to match up to the first 6% of such employee's eligible compensation contributed to the plan, subject to certain limitations imposed by the Internal Revenue Service. Effective January 1, 2002, we matched 100% of the first 3% of an employee's eligible compensation contributed to the 401(k) Plan.

OPTION GRANTS IN 2004

        The following table provides information on option grants in 2004 by Univision to each of the Named Executive Officers.

Name	Number of Securities Underlying Options Granted(#)(a)	% of Total Options Granted to Employees in Last Fiscal Year	Exercise Price Per Share($)	Expiration Date	Grant Date Present Value($)(b)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A	N/A
Robert V. Cahill	150,000	3.0%	28.55	December 2014	2,119,500
Andrew W. Hobson	200,000	3.9%	28.55	December 2014	2,826,000
C. Douglas Kranwinkle	150,000	3.0%	28.55	December 2014	2,119,500
Ray Rodriguez	200,000	3.9%	28.55	December 2014	2,826,000
McHenry T. Tichenor, Jr.	100,000	2.0%	28.55	December 2014	1,430,000

  (a)
  The options vest and become exercisable in four equal annual installments commencing on the first anniversary of the grant date.

  (b)
  The estimated value was developed solely for the purposes of comparative disclosure in accordance with SEC regulations and is not intended to predict future prices of our Class A Common Stock. The estimate was developed using the Black-Scholes option pricing model. The following assumptions were used for all grants: dividend yield of 0%; expected volatility of 46.4868%; risk-free interest rate of 3.76%; and expected life of 6 years. The fair value of each option granted on December 7, 2004 is $14.13.

AGGREGATED OPTION EXERCISES IN 2004 AND
YEAR-END OPTION VALUE

Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable/ Unexercisable Number of Securities Underlying Options at FY-End(#)	Exercisable/ Unexercisable Value of Unexercised In-the-Money Options at FY-End($)(a)
A. Jerrold Perenchio	N/A	N/A	N/A	N/A
Robert V. Cahill	0	0	725,000/300,000	3,328,625/178,500
Andrew W. Hobson	0	0	1,275,000/350,000	14,636,500/214,500
C. Douglas Kranwinkle	0	0	307,500/312,500	94,000/202,000
Ray Rodriguez	0	0	1,175,000/375,000	8,780,000/238,000
McHenry T. Tichenor, Jr.	0	0	390,850/275,500	1,715,640/98,520

  (a)
  This amount represents solely the difference in the market price of $29.27 on the last trading day of the year, December 31, 2004, of those unexercised options that had an exercise price below such market price (i.e., "in-the-money options") and the respective exercise prices of the options. The exercise price of outstanding options ranges from $5.75 to $45.4375. All options were granted at fair market value. No assumptions or representations regarding the value of such options are made or intended.

AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITORS

Appointment of Ernst & Young LLP

        Ernst & Young LLP served as our independent auditors for 2003 and 2004, and the Audit Committee appointed Ernst & Young LLP as our independent auditors for 2005.

        We expect Ernst & Young LLP representatives, who audited our 2004 financial statements, to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. Such representatives will be given an opportunity to make a statement if they desire.

Auditors' Fees

        The aggregate fees that our independent auditors billed for professional services rendered in 2003 and 2004 were:

  •
  Audit Fees: Ernst & Young LLP's fees for audit services totaled approximately $1,617,000 in 2003 and $2,231,000 in 2004, an increase due primarily to Sarbanes-Oxley consultations and attestation services and, to a lesser extent, to the growth of new business segments.

  •
  Audit-Related Fees: Ernst & Young LLP's fees for audit-related services totaled approximately $452,000 in 2003 and $119,000 in 2004. Audit-related services principally included the audit of our employee benefit plan, accounting consultations and review of various SEC filings.

  •
  Tax Fees: Ernst & Young LLP's fees for tax services in 2003 totaled approximately $18,000 and in 2004 totaled approximately $23,000, for tax consulting services during both years.

  •
  All Other Fees: Univision did not pay any other fees to either Ernst & Young LLP in 2003 or 2004.

        All non-audit services provided in 2004 were pre-approved by our Audit Committee. Our Audit Committee determined that Ernst & Young LLP's provision of services for all non-audit fees in 2004 is compatible with maintaining its independence.

Audit Committee Report*

        As stated in the Audit Committee charter, the Audit Committee's purpose is to:

  •
  engage Univision's independent auditors;

  •
  monitor the auditors' independence, qualifications and performance;

  •
  pre-approve all audit and non-audit services;

  •
  monitor the integrity of Univision's financial statements; and

  •
  monitor Univision's compliance with legal and regulatory requirements.

        In carrying out these responsibilities, the Committee monitored the Company's progress towards completing management's assessment of the effectiveness of the Company's internal controls before the 2004 Annual Report on Form 10-K is filed. During its progress review, the Committee continued to monitor the scope and staffing of the internal audit unit that the Company established in 2003.

        Management is responsible for Univision's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Univision's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management advised the Audit Committee that Univision's consolidated financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Audit Committee. In addition, the Audit Committee has reviewed and discussed all the consolidated financial statements with management and the independent auditors before their issuance. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Univision's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm's independence, including a review of audit and non-audit fees.

        Based upon the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in Univision's Annual Report on Form 10-K for the year ended December 31, 2004, which is filed with the SEC.

The Audit Committee
Harold Gaba, Chair
Alan F. Horn

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

PROPOSAL TWO:
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
FOR FISCAL YEAR 2005

        Stockholder ratification of the selection of Ernst & Young LLP is not required by our Bylaws or otherwise. However, we are submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the stockholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of Univision and its stockholders.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our independent auditors for 2005.

PROPOSAL THREE:
STOCKHOLDER PROPOSAL

        The following proposal and supporting statement were submitted by the AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which has advised us that it is the beneficial owner of 200 shares of our common stock.

        RESOLVED; The stockholders request that the Board of Directors take the steps that may be necessary to adopt a recapitalization plan that would provide for all of the Company's outstanding stock to have one vote per share.

Supporting Statement

        Univision has four classes of common stock with disparate voting rights. At the 2004 Annual Meeting, the Class P Common, with 10 votes per share, "had approximately 56% of the aggregate voting power of all classes of our common stock."

        The 2004 Proxy Statement declares that all of the Class P shares "are owned by A. Jerrold Perenchio," the Chairman and CEO of Univision, "or his affiliates." It adds that "the holders of the Class P Common Stock will have sufficient votes to control each matter they vote on at the meeting," despite the fact that the Class A Common is the only Univision stock that is listed and traded on the New York Stock Exchange.

        We believe this disproportionate voting power presents a significant danger to the stockholders. As Louis Lowenstein has observed, dual class voting stocks reduce accountability for corporate officers and insiders. What's Wrong With Wall Street (1988). They eliminate "checks or balances, except for fiduciary duty rules that reach only the most egregious sorts of behavior." 1989 Columbia Law Review 979, 1008.

        The danger of such disproportionate power is illustrated, in our view, by the charges of fraud that have recently been brought against the top executives of Adelphia Communications and Hollinger International. Like Univision, each of those media companies had a capital structure that gave disproportionate voting power to one or more insiders. We believe those capital structures were a factor that contributed to the alleged frauds by reducing accountability.

        Univision's current capital structure has other disadvantages. It could hinder acquisitions of companies that are now governed on the one share, one vote principle. It also could make it more difficult to raise additional capital, because some persons, like Nell Minow, the editor of The Corporate Library, "would never buy or recommend non-voting or limited voting stock." (USA Today, May 17, 2004)

        The Class A Common Stock has a market value in excess of $7.5 billion as this is written. In our view, this large capitalization magnifies the danger to public investors that is inherent in Univision's current capital structure.

        Raytheon, Reader's Digest, Church & Dwight, Fairchild Semiconductor and other companies have recently eliminated stocks with disparate voting rights in order to provide each share of their common stock with a single vote. We believe Univision should also take this step in order to align the voting power of our stockholders with their economic interests in the enterprise.

Board of Directors' Statement in Opposition to Stockholder Proposal

        The dual voting structure of the Company was implemented before it went public in 1996 in part to ensure compliance with the Communications Act of 1934, as amended.

        Further, the terms of the Class P Common Stock are not subject to alteration by unilateral action of the Board of Directors. Under Delaware law and the Company's Restated Certificate of Incorporation, no recapitalization that affects the voting rights of our Class P Common Stock can be effected without the separate approval of Mr. A. Jerrold Perenchio, as beneficial owner of our Class P Common Stock.

Board Recommendation

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THE STOCKHOLDER PROPOSAL.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE STOCKHOLDER PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

EQUITY COMPENSATION PLAN INFORMATION

        Univision currently maintains three equity compensation plans: the 1996 Plan, the HBC Plan and the 2004 Plan, all of which have been approved by stockholders.

        The following table sets forth, for the 1996 Plan, the HBC Plan and the 2004 Plan, on an aggregated basis, the number of shares of Class A Common Stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2004.

Plan category	Number of shares of Class A Common Stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of shares of Class A Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	30,613,977	[1,2]	$29.42	11,493,950	[1]
Equity compensation plans not approved by stockholders	0		N/A	0
Total	30,613,977		$29.42	11,493,950

1
The shares available under the 2004 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2004 Plan including options, stock appreciation rights, restricted stock, stock bonuses, and performance shares. Since stockholder approval in May 2004, no new awards may be granted under the 1996 Plan and no new awards may be granted under the HBC plan after the HBC merger.

2
Includes 4,288,332 shares issuable upon exercise of options outstanding under the HBC Plan. The weighted average exercise price of these outstanding options under the HBC Plan is $27.74.

UNIVISION STOCK PRICE PERFORMANCE GRAPH*

        The following graph compares our cumulative total stockholder return with those of the S&P Broadcasting & Cable TV Index and the S&P 500 Index for the five fiscal years ending December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 in (1) our Class A Common Stock, (2) the S&P Broadcasting & Cable TV Index, and (3) the S&P 500 Index, including in each case, if applicable, reinvestment of dividends. Note: We caution that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

(1)
$100 invested on 12/31/99 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

*
This section of the proxy statement is not incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either such Acts.

FINANCIAL AND OTHER INFORMATION

        Our integrated Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (including any financial statements and schedules, and a list of any exhibits not contained therein) is enclosed with this proxy statement. Stockholders may obtain a free copy of our integrated Annual Report to Stockholders and Annual Report on Form 10-K from our website at www.univision.net. Stockholders may also request a free copy of our Annual Report on Form 10-K by writing to:

Univision Communications Inc.
Attn: Investor Relations
1999 Avenue of the Stars, Suite 3050
Los Angeles, CA 90067

        The exhibits to our Annual Report on Form 10-K are available to any stockholder who submits a written request to the above address and provides payment of charges that approximate our cost of reproduction.

OTHER MATTERS

        The Board knows of no matters to be presented for action by the stockholders at the meeting other than those described in this proxy statement. Unless otherwise indicated, if any other matter is properly brought before the meeting and may be properly acted upon, the persons named in the accompanying form of proxy will be authorized by such proxy to vote the proxies thereon in accordance with their best judgment.

\/ DETACH PROXY CARD HERE \/

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.	☒ Votes must be indicated (x) in Black or Blue ink.

The Board recommends a vote FOR Items 1 and 2
1. ELECTION OF CLASS A/P DIRECTORS							FOR	AGAINST	ABSTAIN
FOR ALL ☐	WITHHOLD FOR ALL	☐	*EXCEPTIONS	☐	2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for fiscal 2005.	☐	☐	☐
					The Board recommends a vote AGAINST Item 3.
Nominees:	A. Jerrold Perenchio, Anthony Cassara, Harold Gaba, Alan F. Horn, John G. Perenchio, Ray Rodriguez and McHenry T. Tichenor, Jr.				3.	Stockholder proposal that the Board take the steps necessary to adopt a recapitalization plan that would provide for all of the Company's outstanding stock to have one vote per share.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the 'Exceptions' box and write that nominee's name in the space provided below.)
*Exceptions						To change your address, please mark this box.		☐
						To include any comments, please mark this box.		☐

						S C A N L I N E

					Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.
					Date	Share Owner sign here	Co-Owner sign here

UNIVISION COMMUNICATIONS INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2005

        I/We hereby appoint Robert V. Cahill, Andrew W. Hobson and C. Douglas Kranwinkle, or any of them, as Proxies, with full power of substitution, to represent me (us) and to vote all of my (our) shares of Class A Common Stock of Univision Communications Inc. (the "Company"), on all matters that may come before the 2005 Annual Meeting of Stockholders of the Company and any adjournments thereof. Said Proxies are directed to vote as hereafter indicated.

        Proxies will vote in accordance with their judgement in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed hereon. In general, if no direction is made, it will be voted 'FOR' the election as Class A/P Directors of all the individuals identified in the accompanying Proxy Statement as the Class A/P Board nominees, 'FOR' the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 2005, and 'AGAINST' the stockholder proposal that the Board take steps necessary to adopt a recapitalization plan that would provide for all of the Company's outstanding stock to have one vote per share.

(Continued and to be signed on the other side.)
UNIVISION COMMUNICATIONS INC. P.O. BOX 11405 NEW YORK, N.Y. 10203-0405

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TABLE OF CONTENTS
UNIVISION COMMUNICATIONS INC. 1999 Avenue of the Stars, Suite 3050 Los Angeles, California 90067
VOTING MATTERS
PROPOSAL 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY TABLE OF EXECUTIVE COMPENSATION
OPTION GRANTS IN 2004
AGGREGATED OPTION EXERCISES IN 2004 AND YEAR-END OPTION VALUE
AUDIT COMMITTEE REPORT AND INDEPENDENT AUDITORS
PROPOSAL TWO: RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2005
PROPOSAL THREE: STOCKHOLDER PROPOSAL
EQUITY COMPENSATION PLAN INFORMATION
UNIVISION STOCK PRICE PERFORMANCE GRAPH
FINANCIAL AND OTHER INFORMATION
OTHER MATTERS